Exhibit 99.1

For more information contact:

Sabina Burns	Jim Donaldson
Virage Logic Corporation	Impinj Incorporated
510-743-8115	206.834.1091
sabina.burns@viragelogic.com	jim.donaldson@impinj.com

Virage LOGIC Acquires ImPINJ’S LOGIC

Non-volatile memory (NVM) IP BUSINESS

Acquisition Extends Virage Logic’s Embedded Memory Market Leadership

Position into the Rapidly Growing NVM Embedded Memory Market and Enables Impinj to Focus on its Core RFID Business

FREMONT, Calif. – June 30, 2008 – Virage Logic Corporation (NASDAQ: VIRL), the semiconductor industry’s trusted IP partner and pioneer in Silicon Aware IP™, and Impinj, Inc., the world’s leading provider of UHF Gen 2 radio frequency identification (RFID) solutions, today announced that Virage Logic has acquired Impinj’s logic non-volatile memory (NVM) intellectual property (IP) business for an aggregate purchase price of $5.2 million. The purchase extends Virage Logic’s embedded memory leadership position in the rapidly growing NVM embedded memory market for standard CMOS processes.

Virage Logic has acquired Impinj’s leading solutions for logic NVM IP and added more than 50 Impinj patents to its already robust IP portfolio. In addition to the acquisition of assets, Virage Logic has hired approximately 30 former Impinj employees who were responsible for the company’s logic NVM IP business. Approximately 90% of these employees are involved in research and development, with the balance employed in marketing and sales positions.

“The acquisition of Impinj’s logic NVM IP business represents another element toward attainment of our core vision of establishing Virage Logic as a broad line supplier of highly differentiated physical and application specific IP to the semiconductor industry. As we have in the recent past, we will continue to drive our revenue and earnings growth using both organic and in-organic initiatives. We believe that this broadening of our IP offering will benefit our customer base, particularly our global IDM, foundry and fabless customers,” said Dan McCranie, chief executive officer (CEO) and chairman of Virage Logic. “Our newly expanded logic NVM IP product portfolio, together with our recently introduced 40-nanometer SiWare™ memory compilers and logic libraries, and the double data rate (DDR) memory interface IP product portfolio from our acquisition of Ingot Systems last year, underscores our ability to serve as a broad line, single source provider of highly differentiated IP. We have completed our detailed plan of record for this purchase, and as a result, we believe that this transaction will have a neutral to slightly negative impact on our earnings in the fourth fiscal quarter of 2008, and should contribute approximately $0.03 to $0.06 per share to our earnings in fiscal 2009.”

“Virage Logic offers an exceptional environment for our talented team to continue to advance the development of an industry leading product line and to broaden its distribution through a worldwide sales and support channel,” said William Colleran, president and CEO of Impinj. “Moving forward as a pure-play RFID provider, Impinj will rely on Virage Logic as our provider for the logic NVM IP technology we require for our extensive RFID product offering.”

“Impinj’s strong logic NVM IP product portfolio provides the perfect complement to our existing NVM product offering. Impinj’s IP products include the popular AEON® family of embeddable cores, which provide rewriteable NVM technology in logic CMOS manufacturing. Virage Logic has enjoyed strong acceptance in the defense and security markets with its NOVeA® non-volatile embedded memory product line while Impinj has seen a strong complementary demand in high-volume consumer markets with their multi-time programmable (MTP), few-time programmable (FTP), and high-voltage NVM products,” said Brani Buric, vice president of product marketing and strategic foundry relationships for Virage Logic. “The combined product line establishes the industry’s broadest logic NVM IP product portfolio ranging from 250- to 65-nanometer (nm) solutions, servicing markets ranging from high volume consumer and industrial to automotive and security conscious applications including military… We are committed to supporting both product lines and delivering on stated product roadmaps so that customers can continue to proceed with confidence with Virage Logic as their trusted IP partner.”

Pagemill Partners served as the financial advisor to Impinj.

About Impinj, Inc.

Impinj, Inc. is the world’s leading technical innovator in developing UHF Gen 2 RFID solutions for both item-level and supply-chain tagging. Impinj draws on its technical expertise and industry partnerships to deliver a wide range of products and solutions comprising high-performance tag chips, readers, software, antennas, and systems integration. Impinj products provide unprecedented performance, integration and cost effectiveness to a global customer base in applications across numerous vertical markets, including inventory management, asset tracking, authentication and serialization. For more information, visit www.impinj.com.

About Virage Logic

Founded in 1996, Virage Logic Corporation rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. The company’s Silicon Aware IP™ offering (embedded memories, logic libraries and I/Os) includes silicon behavior knowledge for increased predictability and manufacturability. Through its acquisition of Ingot Systems in 2007, the company expanded its product offering to include Application Specific IP (ASIP) solutions such as Double Data Rate (DDR) Memory Controllers and design services. The highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers. The company uses its FirstPass-Silicon™ Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. For more information, visit www.viragelogic.com.

All trademarks are the property of their respective owners.

SAFE HARBOR STATEMENT FOR VIRAGE LOGIC UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to integrate the acquired Impinj technology and business employees; improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; Virage Logic’s ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2007, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.